Exhibit 99.7

[FORM OF] SUBORDINATED SECURITY AGREEMENT

            This SUBORDINATED SECURITY AGREEMENT ("Security Agreement") is made this __ day of ____, 2008, by and among VillageEDOCS, Inc., a Delaware corporation ("VillageEDOCS"), GoSolutions, Inc., a Florida corporation ("GSI"), and Silver Lake Group LLC ("Silver Lake").

W I T N E S S E T H:

               WHEREAS, VillageEDOCS has issued to Silver Lake a Promissory Note in the original face amount of Three Hundred Thousand Dollars ($300,000) (the "Note");

               WHEREAS, in order to secure payment under the Note, Silver Lake desires a security interest in certain assets of GSI.

               WHEREAS, VillageEDOCS has a credit facility with Private Bank of Peninsula ("Senior Lender") and accordingly the parties desire to set forth the respective rights, duties and obligations as it relates to the Senior Lender's right, title and interest in and to the collateral and priority and timing of payment obligations under the Note.

               1.            Recitals.  The above recitals are true and correct and are incorporated herein by reference.

               2.            Security Interest.  VillageEDOCS and GSI hereby agree that Silver Lake has a subordinated security interest to the Senior Lender in and to any and all accounts receivable obligations at any time due and/or owing to GSI and all rights of GSI to receive payment or any consideration  including without limitation, invoices, contract rights, accounts receivable, debts, obligations and liabilities for goods delivered or services performed owing to GSI from any person, firm, governmental authority, corporation or any other entity, all security therefor, and all GSI's rights to goods sold (collectively, the "Collateral").

               3.            Covenants.  VillageEDOCS and GSI covenant and agree that, until payment in full of the indebtedness owed by VillageEDOCS to Silver Lake they will;

                              (a)          not sell, assign or otherwise dispose of the Collateral except in the ordinary course of business.

                              (b)          do or cause to be done all things necessary to preserve and keep in full force and effect GSI's corporate existence and all rights and privileges necessary for the proper conduct of their business, and comply with all requirements of all applicable laws and all rules, regulations and orders of all regulatory agencies and authorities having jurisdiction over it;

                              (c)          strictly perform and observe all agreements, warranties, covenants and conditions of this Security Agreement;

                              (d)          not further encumber the Collateral without the express written consent of Silver Lake;

                              (e)          keep the Collateral fully insured, where applicable;

                              (f)           not do anything to impair the value of the Collateral; and

                              (g)          pay all taxes, where applicable, with respect to the Collateral when due.

               4.            Non-Interference. GSI and VillageEDOCS shall not interfere with Silver Lake's reasonable efforts to perfect Silver Lake's subordinated security interest hereunder.  Silver Lake shall be responsible for payment of any filing fees for financing statements.

               5.            Events of Default.  The term "Event of Default" as used herein shall mean the occurrence and continuation of any one or more of the following events:

                              (a)          A default or event of default under the Note which is not accrued after notice.

                              (b)          Failure of VillageEDOCS to promptly and faithfully pay, observe and perform when due any of the obligations set forth in this Agreement, which failure continues for sixty (60) days after receipt of written notice thereof from Silver Lake.

               6.            Subordination.  Silver Lake, on behalf of itself and its successors and assigns, acknowledge and agree that the lien and security interest granted in the Collateral hereunder and all related rights and remedies are at all times unconditionally subordinated and made subject to the rights of the Senior Lender in and to the Collateral, as more fully described in the accompanying Subordination Agreement between the parties to which reference is hereby made.

               7.            Remedies.  Upon an Event of Default which remains uncured for a period of sixty (60) days after written notice thereof is received by VillageEDOCS, Silver Lake shall have available to it all other rights and remedies at law pertaining to the Collateral subject to the provisions of Paragraph 6 of this Agreement.

               8.            Attorneys' Fees.  In the event of a dispute hereunder, the prevailing party shall be entitled to all costs, including without limitation, all attorneys' fees, court costs and costs of appeal, and hourly fees of legal assistants working under the supervision of an attorney.

               9.            Miscellaneous.

                              (a)          This Agreement shall be construed in accordance with the laws of the State of California.

                              (b)          Other than the Note, this Agreement contains the entire agreement and understanding between the parties concerning the subject matter hereof and no modification hereof shall be valid unless in writing and signed by the parties.

                              (c)          This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

               IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be executed as of the day and year first above written.

VillageEDOCS, Inc.

a Delaware corporation

By:

               Mason Conner

               President and Chief Executive Officer

GoSolutions, Inc.

a Florida corporation

By:

               Michael Richard

               Treasurer

Silver Lake Group, LLC

By:

               Ricardo A. Salas

Title:

MTC/ej/446785v1 Silver Lake Group, LLC Subordinated Security Agreement